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                                                                      Exhibit  5

                       BY-LAWS OF DOLAN FAMILY FOUNDATION

                                   ARTICLE I

                                     OFFICES

         The principal office of the Dolan Family Foundation ("Corporation") shall be located on Cove Neck Road, Oyster Bay, County of Nassau, State of New York. The Corporation may have such other offices, either within or without the State of New York, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

                                   ARTICLE II

                                    PURPOSES

         The purposes for which this Corporation has been organized are as follows:

                  "(The) Corporation is organized exclusively for charitable, religious, education, and scientific purposes, including, for such purposes, the making of distributions to organizations that qualify as exempt organizations under Section 501(c)(3) of the Internal Revenue Code, or the corresponding section of any future Federal Tax Code...."

                                  ARTICLE III

                                     MEMBERS

         Section 1. Qualifications

         The Members of the Corporation shall consist of Charles F. Dolan and Helen A. Dolan and those persons who are, from time to time, elected to be Members of the Corporation by majority vote of the Members.

         Section 2. Term of Membership

         There shall be no term of Membership for a Member as each appointment shall be for the lifetime of the Member.

         Section 3. Annual Meetings

         The purpose of the annual meeting of Members is to elect Directors and to transact such other matters, if any, as may properly come before the Members. The annual meeting of the Members of the Corporation shall be held at the Corporation's

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principal office in October of each year, or at such other time and place designated by the Members. The annual meeting of Members for any year shall be held no later than fifteen (15) months after the last annual meeting of Members. However, failure to hold an annual meeting timely shall in no way affect the terms of Officers or Directors of the Corporation or the validity of actions of the Corporation.

         Section 4. Special Meetings

         Special meetings of Members may be called by any Member, the President, or the Executive Director, or by a majority of the Directors then in office. The purpose of each special meeting shall be stated in the notice and may only include purposes which are lawful and proper for Members to consider.

         Section 5. Place of Special Meeting

         Special meetings shall be held at the Corporation's principal office unless a different location, either within or without the State of New York, is either specified or consented to by a majority of the Members.

         Section 6. Notice of Meeting

         Written or printed notice shall be given for all meetings where Members are required or permitted to take action. The notice shall state the place, day and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or by first class mail not less than ten (10) days nor more than fifty (50) days before the date of the meeting. Notice shall be given by or at the direction of the President or the Secretary or the persons calling the meeting, to each Member of record entitled to vote at the meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States Mail addressed to the Member at his or her address as it appears on the records of the Corporation with postage thereon prepaid, or, at such other address as the Member may have instructed the Secretary by written request.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Members fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record in accordance with the provisions of this Section.

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         Section 7. Waiver of Notice

         A written waiver of notice signed by a Member, whether before or after a meeting, shall be equivalent to the giving of such notice. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the member attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 8. Action Without Meeting

         Any action of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by all of the Members of the Corporation. Any certificate to be filed as a result of the Members' action under this section shall state that written consent was given in accordance with Section 614 of the New York Not-for-Profit Corporation Law of New York, but the failure to so state shall not affect the validity of the action taken.

         Section 9. Member Quorum and Voting

         Unless otherwise required in the Certificate of Incorporation, a majority of the Members appearing in person or by proxy shall constitute a quorum at a meeting of Members. If a quorum is present, unless otherwise provided by law or in the Certificate of Incorporation, the affirmative vote of a majority of the members at the meeting entitled to vote on the subject matter shall be the act of the Members. After a quorum has been established at a Members' meeting, the subsequent withdrawal of Members, so as to reduce the number of Members entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. If a quorum is not present when a meeting starts, then a majority of the Members at the meeting may adjourn the meeting from time to time without further notice until a quorum is present.

         Section 10. Votes

         Each Member shall be entitled to an equal vote on each matter submitted to a vote at a meeting of Members.

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                                   ARTICLE IV

                                    DIRECTORS

         Section 1. Management of the Corporation

         The Corporation shall be managed by the Directors which shall consist of six (6) Directors, one of which shall be the President of the Corporation. Each Director shall be at least nineteen years of age.

         Section 2. Election and Term of Directors

         At each annual meeting of Members the membership shall elect Directors to hold office until the next annual meeting. Each Director shall hold office until the expiration of the term for which he was elected and until his successor has been elected and shall have qualified, or until his prior resignation or removal.

         Section 3. Increase or Decrease in Number of Directors

         The number of Directors may be increased or decreased by vote of the Members or by a vote of a majority of all of the Directors. No decrease in number of Directors shall (i) reduce the number of directors below three and
(ii) shorten the term of any incumbent Director.

         Section 4. Newly Created Directorships and Vacancies

         Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists, unless otherwise provided in the Certificate of Incorporation. Vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the Members. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

         Section 5. Removal of Directors

         Any or all of the Directors may be removed for cause or without cause by a two-thirds vote of the Members or a two-thirds vote of the Directors.

         Section 6. Resignation

         A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice,

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the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

         Section 7. Quorum of Directors

         Unless otherwise provided in the Certificate of Incorporation, a majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business.

         Section 8. Action of the Board

         Unless otherwise required by law, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each Director present shall have one vote.

         Section 9. Place and Time of Board Meetings

         The Board may hold its meetings at the office of the Corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

         Section 10. Regular Annual Meeting

         A regular annual meeting of the Board shall be held immediately following the annual meeting of Members at the place of such annual meeting of Members.

         Section 11. Notice of Meetings of the Board, Adjournment

         Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President, the Executive Director or by the Secretary in a like manner on written request of two Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

         A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

         Section 12. Action Without a Meeting

         Any action of the Board may be taken without a meeting without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by all of

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the members of the Board. Any certificate to be filed as a result of the Board's action under this section shall state that written consent was given in accordance with Section 708 of the New York Not-for-Profit Corporation Law of
New York, but the failure to so state shall not affect the validity of the action taken.

         Section 13. Chairman

         At all meetings of the Board the President, or in his absence, a Chairman chosen by the Board shall preside.

         Section 14. Executive and Other Committees

         The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more Directors. Each such committee shall serve at the pleasure of the Board.

                                   ARTICLE V

                                    OFFICERS

         Section 1. Offices, Election, Term

         Unless otherwise provided for in the Certificate of Incorporation, the Board may elect or appoint a President, one or more Vice-Presidents, a Secretary, a Treasurer, and an Executive Director and such other Officers as it may determine, who shall have such duties, powers and functions as hereinafter provided. All Officers shall be elected or appointed to hold office until the meeting of the Board following the annual meeting of members. Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

         Section 2. Removal, Resignation, Salary

         Any officer elected or appointed by the Board may be removed by the Board with or without cause. In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term. Any two or more offices may be held by the same person, except the offices of the President and Secretary. The salaries of all Officers shall be fixed by the Board.

         Section 3. President

         The President shall be the Chief Executive Officer of the Corporation. He shall be a member of the Board and shall preside at all meetings of the Board. He shall have the general management of the affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

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         Section 4. Vice-President

         The Vice-President(s) shall perform such other duties as the Board shall prescribe. During the absence or disability of the President, the Executive Vice-President shall have all the powers and functions of the President.

         Section 5. Treasurer

         The Treasurer shall have the care and custody of all the funds and securities of the Corporation, and shall deposit said funds in the name of the Corporation in such bank or trust company as the Directors may elect; he shall, when duly authorized by the Board sign and execute all contracts in the name of the Corporation, when countersigned by the President; he shall also sign all checks, drafts, notes, and orders for the payment of money, which shall be duly authorized by the Board and shall be countersigned by the President; he shall at all reasonable times exhibit his books and accounts to any Director or Member of the Corporation upon application at the office of the Corporation during ordinary business hours. At the end of each corporate year, he shall have an audit of the accounts of the Corporation made by a committee appointed by the President, and shall present such audit in writing at the annual meeting of the Members, at which time he shall also present an annual report setting forth in full the financial condition of the Corporation.

         Section 6. Secretary

         The Secretary shall keep the minutes of the Board and also the minutes of the Members. He shall have the custody of the seal of the Corporation and shall affix and attest the same to documents when duly authorized by the Board. He shall attend to the giving and serving of all notices of the Corporation, and shall have charge of such books and papers as the Board may direct; he shall attend to such correspondence as may be assigned to him, and perform all duties incidental to his office. He shall keep a membership roll containing the names, alphabetically arranged, of all persons who are Members of the Corporation, showing their places of residence and the date upon which they became a Member.

         Section 7. Executive Director

         The Executive Director shall be responsible for the daily operation of the Corporation and such other duties as may be assigned to him by the President or the Board. He shall report to the President on a regular basis and to the Board of Directors at the annual meeting and at any other time at the Board's request.

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         Section 8. Sureties and Bonds

         In case the Board shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                                   ARTICLE VI

                          INDEMNIFICATION AND INSURANCE

         Section 1. Indemnification

         The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, non profit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of this Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Certificate of Incorporation or any agreement, vote of Members or of disinterested Directors or otherwise.

         Section 2. Insurance

         The Corporation may, to the full extent then permitted by law and authorized by the Board, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article VI against any liability asserted against and incurred by any such person in any such capacity, or arising out of its status as such, whether or not the Corporation would have the Power to indemnify such person against such liability.

                                  ARTICLE VII

                                      SEAL

         The seal of the corporation shall be circular in form having about the margins the words "Dolan Family Foundation" and across the middle the word "SEAL".

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                                  ARTICLE VIII

                                  CONSTRUCTION

         If there be any conflict between the provisions of the certificate of incorporation and these by-laws, the provisions of the certificate of incorporation shall govern.

                                   ARTICLE IX

                                   AMENDMENTS

         The by-laws may be adopted, amended or repealed by the Members at the time they are entitled to vote in the election of Directors. By-laws may also be adopted, amended or repealed by the Board but any by-law adopted, amended or repealed by the Board may be amended by the Members entitled to vote thereon as hereinbefore provided.

         If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of Members for the election of Directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

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